JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: /s/ Andrew Prodromos Name: Andrew Prodromos Title: Attorney-in-Fact	Date: 8/4/2020
INSIGHT VENTURE ASSOCIATES IX, LTD. By: /s/ Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 8/4/2020
INSIGHT VENTURE ASSOCIATES IX, L.P. By: Insight Venture Associates IX, Ltd., its general partner By: /s/ Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 8/4/2020
INSIGHT VENTURE PARTNERS IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd. its general partner

By:                             /s/ Andrew Prodromos
Name:            Andrew Prodromos
Title: Authorized Officer

Date: 8/4/2020
INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd. its general partner

By:                             /s/ Andrew Prodromos
Name:            Andrew Prodromos
Title: Authorized Officer

Date: 8/4/2020
INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd., its general partner

By:                             /s/ Andrew Prodromos
Name:            Andrew Prodromos
Title: Authorized Officer

Date: 8/4/2020
INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd., its general partner
By:                             /s/ Andrew Prodromos
Name:            Andrew Prodromos
Title: Authorized Officer

Date: 8/4/2020
IVP (VENICE), L.P. By: /s/ Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 8/4/2020